CUSIP No.	013810150	13G	Page	7	of	7
EXHIBIT A
SUBSIDIARIES ACQUIRING SECURITIES BEING REPORTED ON
BY THE PARENT HOLDING COMPANY OR CONTROL PERSON

Company	Type of Company
Avanteos Investments Limited	IA